Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-210403) pertaining to the Skyline Corporation 2015 Stock Incentive Plan of our report dated June 8, 2018, with respect to the consolidated financial statements of Champion Enterprises Holdings, LLC and subsidiaries, for the fiscal year ended March 31, 2018, included in this Current Report (Form 8-K/A).

/s/ Ernst & Young LLP

Detroit, Michigan

June 14, 2018